Exhibit 99.1

     ILEX Oncology Reports Q4 and Full Year 2003 Results; CAMPATH Continues
            Steady Sales Progression; Company Provides 2004 Outlook

    SAN ANTONIO--(BUSINESS WIRE)--Jan. 27, 2004--ILEX(tm) Oncology Inc. (Nasdaq:ILXO) today reported that global net sales of CAMPATH(R)/MABCAMPATH(R) (alemtuzumab) totaled $18.4 million in the fourth quarter of 2003. That compares with sales of $11.7 million reported in the fourth quarter a year ago.
    For the full year 2003, global net sales of CAMPATH recorded by ILEX's marketing and distribution partner, Schering AG, Germany (NYSE:SHR) (FSE:SCH) and its U.S. affiliate Berlex Laboratories, totaled $71.7 million, compared to $44.1 million in 2002.
    "We were pleased to see our product-focused strategy pay off in 2003," said ILEX President and CEO Jeff Buchalter. "The growth outlook for CAMPATH continues to be quite strong. And, with the initiation of our New Drug Application (NDA) submission for clofarabine, ILEX is clearly emerging as a multi-product pharmaceutical company."

    Q4 and Full Year 2003 Financial Data

    For the fourth quarter ended December 31, 2003, ILEX reported a net loss of $17.8 million, or a loss of $0.46 per share. These 2003 results compare to a net loss of $11.1 million, or a loss of $0.34 per share, in the fourth quarter of 2002. The larger quarterly loss was impacted by increased licensing costs associated with a $3.5 million license payment.
    For the full year 2003, the company's net loss totaled $62.1 million, or $1.76 per share, which includes a non-recurring net charge of $16.5 million recorded in the first quarter. Excluding this charge, the company's non-GAAP net loss for the full year 2003 was $45.6 million, or a loss of $1.29 per share. This first quarter charge and the rationale for such disclosure are detailed in the attached table of the reconciliation of the GAAP to non-GAAP net loss. The 2003 results compare to a net loss of $46.2 million, or a loss of $1.42 per share, for the full year 2002.

    Revenue

    Total ILEX revenue for the fourth quarters of 2003 and 2002 was $7.3 million. For the full year 2003, revenue totaled $34.8 million, compared to $30.9 million for 2002. In line with the company's product-driven strategy, 2003 revenue was derived primarily from the product profit and royalty revenues resulting from CAMPATH sales. Product profit and royalty revenues from CAMPATH increased to $5.7 million in the fourth quarter of 2003 from $2.6 million in the same period of 2002. For the full year 2003, product profit and royalty revenues from CAMPATH increased to $23.3 million from $10.8 million in 2002.

    Research and Development

    R&D expense for the fourth quarter of 2003 totaled $14.4 million, compared to $12.6 million for the same quarter last year, as ILEX continued to make focused investments in its key compounds, including CAMPATH, clofarabine and synthadotin (ILX-651). For the full year 2003, R&D expense totaled $49 million, compared to $46.9 million in 2002.

    Licensing Costs

    Licensing costs totaled $4.3 million in the fourth quarter of 2003, compared with $0.3 million in the same quarter of 2002. Included in these licensing costs for the fourth quarter of 2003 was an accelerated $3.5 million payment for the exclusive U.S. and Canadian sub-license for clofarabine in oncology. For the full year 2003, licensing costs totaled $8.4 million, compared to $5.7 million in 2002.

    Selling, General and Administrative (SG&A)

    SG&A expense totaled $4.3 million in the fourth quarter of 2003, compared with $2.6 million in the same quarter of 2002. For the full year 2003, SG&A expense increased to $14 million from $11.3 million in 2002.

    Cash and Marketable Securities

    At year-end 2003, ILEX had $198 million in cash and marketable securities, following its scheduled December 31 debt payment of $20 million to Millennium Pharmaceuticals.

    2003 Achievements

    -- Received regulatory approval to add survival data to the European label for MABCAMPATH(R), making it the first approved CLL drug to carry a survival claim for refractory patients.

    -- Published or presented new data on CAMPATH and other ILEX pipeline products in more than 165 abstracts and 235 peer-reviewed journal articles during 2003, culminating in a strong ILEX presence at the December meeting of the American Society of Hematology (ASH).

    -- Made continued progress in the global Phase II trial of CAMPATH vs. Rebif(R) in relapsing/remitting MS by enrolling more than 150 patients. The company is expanding the trial to 240 patients in 2004.

    -- Made continued progress in patient enrollment to the Phase III trial of CAMPATH vs. chlorambucil in previously untreated patients with chronic lymphocytic leukemia (CLL) and presented initial safety data at the December ASH meeting. By year-end 2003, the trial had enrolled more than 175 patients towards its overall goal of 284 patients.

    --  Initiated a rolling NDA with the Food and Drug Administration
        (FDA) on clofarabine for the treatment of children with refractory or relapsed acute leukemia, following receipt of the FDA's fast track designation.

    -- Initiated a Phase I study of a new oral formulation of clofarabine in advanced solid tumors.

    -- Initiated Phase II clinical trials of synthadotin (ILX-651) in recurrent or metastatic melanoma and locally advanced or metastatic non-small cell lung cancer.

    -- Fielded a full 12-member force of ILEX medical scientific liaisons to support the investigational research being done with CAMPATH and other ILEX pipeline products.

    -- Advanced the company's research program against the MUC1 target, with data published in prestigious peer-reviewed journals, including Molecular Cancer Research, Oncogene, and Cancer Biology and Therapeutics.

    -- Raised net proceeds of approximately $87.5 million through a successful secondary offering of 5.5 million shares of ILEX common stock.

    2004 Operational Milestones

    CAMPATH

    --  Commercially launch the concentrated vial formulation.

    -- Complete enrollment of the global Phase II trial of CAMPATH vs. Rebif in multiple sclerosis and present initial safety data at the American Academy of Neurology (AAN) meeting in April. Additional clinical data are expected to be presented at the American Neurological Association (ANA) meeting in October.

    -- Initiate a Phase I/ II trial of CAMPATH administered subcutaneously plus Rituxan(R) (RitCAM) in relapsed or refractory low-grade or follicular non-Hodgkin's lymphoma
        (NHL).

    --  Initiate a Phase III trial of CAMPATH plus fludarabine
        (FluCAM) vs. fludarabine alone as second-line therapy for CLL patients.

    -- Key publications on CAMPATH's use in solid organ transplantation throughout the year in peer-reviewed journals and presentation of abstracts at major medical meetings, such as the American Transplant Congress (ATC) in May.

    -- Fully enroll the Phase III trial of CAMPATH vs. chlorambucil as first-line therapy in previously untreated CLL patients. Additional clinical data from this trial are expected to be available at the American Society of Clinical Oncology (ASCO) meeting in June and the ASH meeting in December.

    Clofarabine

    -- Complete submission of the rolling NDA in pediatric acute leukemia, present updates on the Phase II trial data at ASCO, and begin pre-launch preparations.

    -- Initiate a broad program of investigator-sponsored trials in hematologic malignancies, including acute myelogenous leukemia, CLL and NHL, and begin to present data from these trials at ASH.

    -- Present initial results of a Phase I study to determine a weekly dosing schedule in advanced solid tumors at ASCO.

    --  Initiate Phase II studies in solid tumors.

    Synthadotin (ILX-651)

    -- Present new data demonstrating synthadotin's unique mechanism of action at the American Association for Cancer Research
        (AACR) meeting in March.

    -- Fully enroll the Phase II melanoma trial and present preliminary results at ASCO.

    -- Fully enroll the Phase II trial in non-small cell lung cancer and initiate additional Phase II studies in other solid tumors.

    MUC1

    -- Continue to publish research findings defining MUC1 as an important cancer target in additional peer-reviewed journals and present updated data at AACR.

    -- Identify a lead candidate from the company's translational research program against the MUC1 target.

    2004 Financial Outlook

    Based on 2003 performance trends, ILEX anticipates that 2004 CAMPATH global net sales will approximate $90 million. ILEX expects total company revenues in 2004, based primarily on the company's net profit and royalty interest in global CAMPATH sales, to be in the range of $37 to $40 million. ILEX expects a 2004 net loss in the range of $1.20 to $1.25 per share.

    Q4 2003 Conference Call

    ILEX management will review the company's fourth quarter and year-end results at the regularly scheduled quarterly earnings conference call at 10:00 a.m. Eastern Time on Tuesday, January 27, 2004. The public can listen to the call live from the Investors section of the ILEX Web site at www.ilexonc.com. In addition, a replay of the call will be available at the same address beginning approximately two hours after the live call. The replay will be available for at least a week.

    About ILEX

    Founded in 1994 as an oncology drug development company, ILEX is strategically positioned to become a product-driven biopharmaceutical company, focused primarily in oncology. ILEX has a marketed product, CAMPATH(R) in the United States and MABCAMPATH(R) in the European Union, and is advancing an innovative and diversified pipeline of compounds focused on the treatment of cancer. The ILEX pipeline comprises product candidates at various stages of clinical development with unique mechanisms of action, including monoclonal antibodies, novel cytotoxic agents, angiogenesis inhibitors and signal transduction inhibitors. ILEX maintains a core competency in oncology drug development, with locations in San Antonio, Texas, and Guildford, England. ILEX also conducts research in angiogenesis inhibition, cell signaling, medicinal chemistry and nuclear receptor biology at its laboratories in Boston, Mass., and Geneva, Switzerland. Further information about ILEX can be found on the company's Web site at www.ilexonc.com.

    About Schering AG

    Schering AG, Germany (NYSE:SHR) (FSE:SCH) holds exclusive worldwide marketing and distribution rights plus additional exclusive development rights in Japan and the Asian Pacific region to CAMPATH/MabCampath. The product is marketed in the United States by Berlex Laboratories, a U.S. affiliate of the Schering AG Group. CAMPATH was launched in the United States and Europe, where it is named MabCampath, in 2001.

    Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in ILEX's compounds under development in particular; market acceptance of CAMPATH(R); the ability to expand the number and scope of the indications for which CAMPATH(R) is approved; the potential failure of ILEX's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of ILEX's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change ILEX's business, structure or projections; the ability of ILEX to predict its future expenses and capital needs; the development of competing products; uncertainties related to ILEX's dependence on third parties and partners; and those risks described in ILEX's Form 10-K for the year ended Dec. 31, 2002, and in other filings made by ILEX with the SEC. ILEX disclaims any obligation to update these forward-looking statements.


                          ILEX ONCOLOGY INC.
                       STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)


                              Three Months Ended  Twelve Months Ended
                                 December 31,        December  31,
                                2003      2002      2003      2002
                              --------- --------- --------- ---------
REVENUE:
 Product profit and royalty     $5,743    $2,566   $23,315   $10,843
 Product development             1,111     3,424     6,307     9,786
 Contract research services        265     1,258     1,762     9,400
 Outlicensing revenue               88        --     2,773       634
 Other                              45        35       632       238
                              --------- --------- --------- ---------
   Total revenue                 7,252     7,283    34,789    30,901
                              --------- --------- --------- ---------
OPERATING EXPENSES:
 Research and development
  costs                         14,370    12,567    49,026    46,928
 Licensing costs                 4,300       283     8,444     5,657
 Selling, general and
  administrative                 4,335     2,584    13,998    11,326
 Direct cost of research
  services                         222       542     1,341     5,897
 Depreciation and
  amortization                   1,829     1,877     7,542     7,390
 Impairment charge                  --        --       213        --
 Settlement charge                  --        --    16,500        --
                              --------- --------- --------- ---------
   Total operating expenses     25,056    17,853    97,064    77,198
                              --------- --------- --------- ---------

OPERATING LOSS                 (17,804)  (10,570)  (62,275)  (46,297)

OTHER INCOME (EXPENSE):
 Interest income and other         882     1,002     4,322     7,084
 Interest expense                 (851)   (1,664)   (4,137)   (6,654)
                              --------- --------- --------- ---------

LOSS BEFORE INCOME TAXES       (17,773)  (11,232)  (62,090)  (45,867)
 (Provision)/benefit for
  foreign income taxes              (4)       89       (24)     (289)
                              --------- --------- --------- ---------

NET LOSS                      $(17,777) $(11,143) $(62,114) $(46,156)
                              ========= ========= ========= =========
BASIC AND DILUTED NET LOSS
 PER SHARE                      $(0.46)   $(0.34)   $(1.76)   $(1.42)
                              ========= ========= ========= =========
WEIGHTED AVERAGE NUMBER OF
 SHARES OF COMMON STOCK
 OUTSTANDING                    39,011    32,529    35,258    32,476
                              ========= ========= ========= =========


              RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
   AND LOSS PER SHARE FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
               (in thousands, except per share amounts)

                                         Net Loss     Loss per share
                                        -----------   ---------------
GAAP net loss and loss per share          $(62,114)           $(1.76)
Settlement charge                           16,500              0.47
                                        -----------   ---------------
Non-GAAP net loss and loss per
 share(a)                                 $(45,614)           $(1.29)
                                        ===========   ===============

(a) The Company's management believes that this non-GAAP information is useful for investors as it excludes the significant, unusual settlement charge. Excluding the settlement charge from our GAAP net loss provides users of the Company's financial statements an important insight into our net results and the related trends which are affecting our core business.


                          ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts)

                                          December 31,   December 31,
                                              2003           2002
                                          ------------   ------------
CURRENT ASSETS:
Cash and cash equivalents                     $63,159        $29,679
Investments in marketable securities           75,791        123,591
Restricted investments                            812            976
Accounts receivable, net of allowance
 for doubtful accounts of $5 and $30
 in 2003 and 2002, respectively                   166            871
Accounts receivable from Schering AG            8,363          4,701
Other receivables                               2,152          3,654
Prepaid expenses and other                      2,433          2,273
                                          ------------   ------------
Total current assets                          152,876        165,745
                                          ------------   ------------

Investments in marketable securities           56,209         34,737
Restricted investments                          1,690          2,017
Completed technology asset, net of
 accumulated amortization of $9,257 and
 $4,629 in 2003 and 2002, respectively         55,543         60,171
Other intangible assets, net of
 accumulated amortization of $517 and
 $200 in 2003 and 2002, respectively            4,283          2,600
Goodwill                                           --            213
Other assets                                      689            283
Property and equipment, at cost, net of
 accumulated depreciation of $10,302 and
 $7,950 in 2003 and 2002, respectively          3,805          5,140
                                          ------------   ------------

TOTAL ASSETS                                 $275,095       $270,906
                                          ============   ============


                          ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts)

                                          December 31,   December 31,
                                              2003           2002
                                          ------------   ------------
CURRENT LIABILITIES:
 Accounts payable --
   Related parties                               $ --           $136
   Other                                       11,477          8,214
 Accrued liabilities --
   Related parties                                564            455
   Other                                        6,646          6,378
 Deferred revenue                                 385            879
 Advances from Schering AG                         --          2,577
 Note payable                                  38,390         38,099
                                          ------------   ------------
Total current liabilities                      57,462         56,738
                                          ------------   ------------

 Deferred revenue                               1,077             --
 Note payable                                      --         36,155
 Other non-current liabilities                    742            771
                                          ------------   ------------

TOTAL LIABILITIES                              59,281         93,664
                                          ------------   ------------
STOCKHOLDERS' EQUITY:
 Convertible preferred stock, $0.01 par
  value; 20,000,000 shares authorized;
  no shares issued or outstanding                  --             --
 Common stock, $0.01 par value;
  100,000,000 shares authorized;
  39,046,917 and 32,546,890 issued
  and outstanding in 2003 and 2002,
  respectively                                    390            326
 Additional paid-in capital                   560,632        460,014
 Deferred compensation                           (359)            --
 Accumulated deficit                         (345,544)      (283,430)
 Accumulated other comprehensive income           695            332
                                          ------------   ------------

 Total stockholders' equity                   215,814        177,242
                                          ------------   ------------

 TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                     $275,095       $270,906
                                          ============   ============



    CONTACT: ILEX Oncology Inc., San Antonio
             Craig Tooman or Ann Stevens, 210-949-8417